XLR MEDICAL CORP.
Suite 3400 Park Place, 666 Burrard Street
Vancouver, BC V6C 3P6

News Release
Trading Symbol: XLRC

December 14, 2004 – Vancouver, BC – XLR Medical Corp. (“XLR” or the “Company”) announced today that Harold C. Moll has resigned as Chairman and Director of the Company and Mr. Derek van Laare has resigned as Secretary of the Company. Mr. Moll and Mr. van Laare have resigned for personal reasons and to pursue other business interests.

Mr. Logan Anderson, the current President and Director of the Company, has agreed to act as Secretary, replacing Mr. van Laare, and will also be appointed the Chief Financial Officer.

Mr. Anderson has resigned as President of the Company, and Mr. Peter Hogendoorn, a current Director of the Company, has been appointed President and Chief Executive Officer.

Mr. Moll has agreed to sell 2,570,000 common shares of the Company to a group of independent investors including 1,500,000 to Mr. Hogendoorn. Mr. van Laare has agreed to sell a total of 750,000 shares to two independent investors.

For additional information please refer to XLR’s recent 8K filing with the SEC.

For more information please contact:
Chet Kurzawski, Vice-President Investor Relations
Telephone: 604-676-5247
www.exelarmedical.com